FORM T-1

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       CHECK IF AN APPLICATION TO DETERMINE
                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)           |__|



                               THE BANK OF NEW YORK
                (Exact name of trustee as specified in its charter)


New York                                              13-5160382
(State of incorporation                               (I.R.S. employer
if not a U.S. national bank)                          identification no.)

48 Wall Street, New York, N.Y.                        10286
(Address of principal executive offices)              (Zip code)





                             NationsBank Corporation
                (Exact name of obligor as specified in its charter)


North Carolina                                        56-0906609
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)


NationsBank Corporate Center
Charlotte, North Carolina                             28255
(Address of principal executive offices)              (Zip code)

                              ______________________

                                 Debt Securities
                        (Title of the indenture securities)

1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address

    Superintendent of Banks of the State of      2 Rector Street, New York,
    New York                                     N.Y.  10006, and Albany, N.Y.
                                                 12203

    Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                 N.Y.  10045

    Federal Deposit Insurance Corporation        Washington, D.C.  20429

    New York Clearing House Association          New York, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.  (See Note on page 3.)

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                       NOTE


    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                     SIGNATURE



    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of January, 1995.


                                       THE BANK OF NEW YORK



                                       By:  /s/ MARY JANE MORRISSEY
                                           Name:  Mary Jane Morrissey
                                           Title: Assistant Vice President

                                                                EXHIBIT 7


                    Consolidated Report of Condition of

                           THE BANK OF NEW YORK

                  of 48 Wall Street, New York, N.Y. 10286
                  And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business
September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                              Dollar Amounts
ASSETS                                          in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................           $ 2,833,550
  Interest-bearing balances ..........               701,828
Securities:
  Held-to-maturity securities ........             1,359,569
  Available-for-sale securities ......             1,725,600
Federal funds sold in domestic
  offices of the bank ................             5,350,368
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................24,252,467
  LESS: Allowance for loan and
    lease losses ..............629,631
  LESS: Allocated transfer risk
   reserve .....................30,661
  Loans and leases, net of unearned
    income, allowance, and reserve                23,592,175
Assets held in trading accounts ......             1,354,396
Premises and fixed assets (including
  capitalized leases) ................               629,219
Other real estate owned ..............                51,372
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................               178,742
Customers' liability to this bank on
  acceptances outstanding ............               996,184
Intangible assets ....................                76,599
Other assets .........................             1,498,770
Total assets .........................           $40,348,372

LIABILITIES
Deposits:
  In domestic offices ................           $19,692,982
  Noninterest-bearing .......8,179,472
  Interest-bearing .........11,513,510
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...            10,034,789
  Noninterest-bearing ..........57,902
  Interest-bearing ..........9,976,887
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............             1,240,870
  Securities sold under agreements
    to repurchase ....................                37,612
Demand notes issued to the U.S.
  Treasury ...........................               197,519
Trading liabilities ..................               975,739
Other borrowed money:
  With original maturity of one year
    or less ..........................             1,621,466
  With original maturity of more than
    one year .........................                33,955
Bank's liability on acceptances exe-
  cuted and outstanding ..............               997,024
Subordinated notes and debentures ....             1,062,320
Other liabilities ....................             1,450,981
Total liabilities ....................            37,345,257

EQUITY CAPITAL
Common stock ........................                942,284
Surplus .............................                525,666
Undivided profits and capital
  reserves ..........................              1,577,819
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                (36,779)
Cumulative foreign currency transla-
  tion adjustments ..................                 (5,875)
Total equity capital ................              3,003,115
Total liabilities and equity
  capital ...........................            $40,348,372


  I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                           Robert E. Keilman

  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


  Thomas A. Renyi
  J. Carter Bacot        (right brace)          Directors
  Alan R. Griffith